UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On August 19, 2024, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) issued a press release announcing it has entered into a Master Clinical Collaboration Agreement (the “Agreement”) with the Sarcoma Oncology Center, to advance the development of SON-1210, the Company’s proprietary, bifunctional version of human Interleukins 12 (IL-12) and 15 (IL-15), configured using the Company’s Fully Human Albumin Binding (FHAB®) platform, in combination with chemotherapy for the treatment of metastatic pancreatic cancer.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On August 19, 2024, the Company announced it has entered into the Agreement with the Sarcoma Oncology Center to advance the development of SON-1210. Preclinical data has demonstrated the potential of SON-1210, the first albumin-binding bifunctional IL-12/IL-15 fusion protein, for solid tumor immunotherapy. An Innovative Immuno Oncology Consortium (“IIOC”) led by Oncology experts funded by the Sarcoma Oncology Center will conduct an investigator-initiated Phase 1/2a study of SON-1210 in pancreatic cancer, an indication with significant unmet medical need. Under the terms of the Agreement, the IIOC, led by Dr. Sant Chawla, Director of the Sarcoma Oncology Center, in collaboration with the Company, will prepare a protocol and conduct an investigator-initiated Phase 1/2a clinical study to evaluate SON-1210 in combination with several chemotherapeutic agents including but not limited to liposomal irinotecan, 5-fluorouracil/leucovorin, and oxaliplatin (“NALIRIFOX”) for the specific treatment of metastatic pancreatic cancer. NALIRIFOX is U.S. FDA approved for the treatment of metastatic pancreatic cancer in the front-line and refractory setting. The Company will provide the study drug, SON-1210, and support services for the planned Phase 1/2a study.

As previously announced, the Company successfully completed two IND-enabling toxicology studies of SON-1210 in non-human primates (NHPs), which demonstrated no overt toxicity in the GLP study apart from the expected, and mild, on-target changes in hematology and clinical chemistry parameters that resolved completely within 14 to 21 days post-dosing. A significant increase in interferon gamma (IFNγ), which was transient in nature, was noted as early as one day following administration, with no apparent increase in other proinflammatory cytokines. IFNγ is a well-known pharmacodynamic biomarker that is required for anti-tumor efficacy in preclinical models. Other signs of cytokine imbalance, or uncontrolled increase of pro-inflammatory cytokines (including TNF-α, IL-1β, and IL-6) were notably absent from all dose levels tested in the study.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s Master Clinical Collaboration Agreement with the Sarcoma Oncology Center the outcome of the Company’s clinical trials, the Company’s cash runway, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Date: August 19, 2024	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer